Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

FOX REPORTS FOURTH QUARTER FISCAL 2022

REVENUES OF $3.03 BILLION,

NET INCOME OF $308 MILLION, AND

ADJUSTED EBITDA OF $770 MILLION

FOX REPORTS FULL YEAR FISCAL 2022

REVENUES OF $13.97 BILLION,

NET INCOME OF $1.23 BILLION, AND

ADJUSTED EBITDA OF $2.96 BILLION

NEW YORK, NY, August 10, 2022 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months and twelve months ended June 30, 2022.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“We completed another successful year at FOX, with Fiscal 2022 results demonstrating the strength and durability of our core brands and their ability to deliver consistent audiences across the entirety of FOX. These results validate the strategy we embarked on three years ago – to focus on live news and sports while investing in high growth digital initiatives to create a platform for ongoing growth. We begin Fiscal 2023 with strong momentum, supported by an enviable schedule of live sporting events and the mid-term election cycle, and bolstered by a best-in-class balance sheet. These attributes will serve us well in navigating any macroeconomic uncertainty while continuing to create value for our shareholders.”

FOURTH QUARTER COMPANY RESULTS

The Company reported total quarterly revenues of $3.03 billion, a 5% increase from the $2.89 billion reported in the prior year quarter. Affiliate fee revenues increased 4% with 7% growth at the Television segment and 2% growth at the Cable Network Programming segment. Advertising revenues increased 7%, primarily due to stronger pricing and higher ratings at FOX News Media, higher political advertising revenues at the FOX Television Stations and continued growth at TUBI. Other revenues increased 4%, primarily due to the impact of the consolidation of entertainment production companies and higher FOX Nation subscription revenues, partially offset by the timing of sports sublicensing revenues.

The Company reported quarterly net income of $308 million as compared to the $272 million reported in the prior year quarter. Net Income attributable to Fox Corporation stockholders was $306 million ($0.55 per share) as compared to the $253 million ($0.43 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $413 million ($0.74 per share) as compared to the $381 million ($0.65 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 increased 7% to $770 million from $717 million reported in the prior year quarter, led by higher contributions at the Television segment.

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

FULL YEAR COMPANY RESULTS

The Company reported total full year revenues of $13.97 billion, an 8% increase from the $12.91 billion reported in the prior year. Affiliate fee revenues increased 7% with 10% growth at the Television segment and 5% growth at the Cable Network Programming segment. Advertising revenues increased 9%, primarily due to higher pricing at FOX Sports and FOX News Media, continued growth at TUBI and the return of a full schedule of live events at FOX Sports. These advertising gains were partially offset by lower political advertising revenues. Other revenues increased 15%, primarily due to higher sports sublicensing revenues and FOX Nation subscription revenues at the Cable Network Programming segment and the impact of the consolidation of entertainment production companies at the Television segment.

The Company reported full year net income of $1.23 billion as compared to the $2.20 billion reported in the prior year. This was primarily due to the change in fair value of the Company’s investments recognized in Other, net. Net Income attributable to Fox Corporation stockholders was $1.21 billion ($2.11 per share) as compared to the $2.15 billion ($3.61 per share) reported in the prior year. Adjusted net income attributable to Fox Corporation stockholders was $1.59 billion ($2.79 per share) as compared to the $1.71 billion ($2.88 per share) reported in the prior year. The effective income tax rate was higher for both the quarter and the full year, primarily due to a remeasurement of the Company’s net deferred tax assets associated with changes in the mix of its jurisdictional earnings.

Full year Adjusted EBITDA was $2.96 billion as compared to the $3.09 billion in the prior year, as the revenue increases noted above were offset by higher expenses. The increase in expenses primarily reflects increased digital investment at TUBI and FOX News Media, costs associated with the launch of the USFL and higher programming rights amortization associated with normalized sports and entertainment schedules that were impacted by COVID-19 in the prior year.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

	$ Millions
Revenues by Component:
Affiliate fee	$1,726	$1,665	$6,878	$6,435
Advertising	1,055	982	5,900	5,431
Other	252	243	1,196	1,043

Total revenues	$3,033	$2,890	$13,974	$12,909

Segment Revenues:
Cable Network Programming	$1,460	$1,399	$6,097	$5,683
Television	1,525	1,447	7,685	7,048
Other, Corporate and Eliminations	48	44	192	178

Total revenues	$3,033	$2,890	$13,974	$12,909

Adjusted EBITDA:
Cable Network Programming	$628	$674	$2,934	$2,876
Television	226	148	347	555
Other, Corporate and Eliminations	(84)	(105)	(326)	(344)

Adjusted EBITDA[3]	$770	$717	$2,955	$3,087

Depreciation and amortization:
Cable Network Programming	$17	$14	$60	$55
Television	30	27	112	104
Other, Corporate and Eliminations	52	43	191	141

Total depreciation and amortization	$99	$84	$363	$300

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

	$ Millions
Revenues
Affiliate fee	$1,043	$1,026	$4,205	$3,995
Advertising	358	314	1,462	1,337
Other	59	59	430	351

Total revenues	1,460	1,399	6,097	5,683
Operating expenses	(655)	(564)	(2,595)	(2,289)
Selling, general and administrative	(181)	(166)	(586)	(540)
Amortization of cable distribution investments	4	5	18	22

Segment EBITDA	$628	$674	$2,934	$2,876

Three Months Ended June 30, 2022

Cable Network Programming reported quarterly segment revenues of $1.46 billion, an increase of $61 million or 4% from the amount reported in the prior year quarter. Affiliate fee revenues increased $17 million or 2%, primarily due to contractual price increases. Advertising revenues increased $44 million or 14%, primarily due to continued strength in pricing and higher ratings at FOX News Media, partially offset by the impact of higher preemptions associated with breaking news coverage. Other revenues were $59 million, unchanged from the prior year quarter, primarily due to higher FOX Nation subscription revenues being offset by the timing of sports sublicensing revenues which were impacted by COVID-19 in the prior year quarter.

Cable Network Programming reported quarterly segment EBITDA of $628 million as compared to $674 million in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects increased digital investment and higher costs at FOX News Media, including those associated with breaking news coverage, and higher costs associated with the launch of the USFL.

Twelve Months Ended June 30, 2022

Cable Network Programming reported full year segment revenues of $6.10 billion, an increase of $414 million or 7% from the prior year. Affiliate fee revenues increased $210 million or 5%, primarily due to contractual price increases, including the impact of distribution agreement renewals, and the absence of the prior year accrual for distribution credits for cancelled college football games as a result of COVID-19. Advertising revenues increased $125 million or 9%, primarily due to stronger linear and digital results at FOX News Media and stronger pricing and the impact of additional live events at the national sports networks following the disruptions caused by COVID-19 in the prior year. Other revenues increased $79 million or 23%, primarily due to higher sports sublicensing revenues at the national sports networks, which were impacted by COVID-19 in the prior year, and higher FOX Nation subscription revenues at FOX News Media, partially offset by the impact of the divestiture of the Company’s sports marketing businesses in the prior year.

Cable Network Programming reported full year segment EBITDA of $2.93 billion, an increase of $58 million or 2% from the prior year, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects increased digital investment at FOX News Media, higher sports programming rights amortization at the national sports networks, including the impact of COVID-19 in the prior year, and costs associated with the launch of the USFL, partially offset by the impact of the divestiture of the Company’s sports marketing businesses in the prior year.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

	$ Millions
Revenues
Advertising	$698	$668	$4,440	$4,094
Affiliate fee	683	639	2,673	2,440
Other	144	140	572	514

Total revenues	1,525	1,447	7,685	7,048
Operating expenses	(1,039)	(1,049)	(6,431)	(5,662)
Selling, general and administrative	(260)	(250)	(907)	(831)

Segment EBITDA	$226	$148	$347	$555

Three Months Ended June 30, 2022

Television reported quarterly segment revenues of $1.53 billion, an increase of $78 million or 5% from the prior year quarter. Advertising revenues increased $30 million or 4%, primarily due to higher political advertising revenues at the FOX Television Stations, continued growth at TUBI and the addition of the USFL at FOX Sports, partially offset by lower ratings at FOX Entertainment. Affiliate fee revenues increased $44 million or 7%, driven by higher average rates at the Company’s owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $4 million or 3%, primarily due to the impact of the consolidation of MarVista Entertainment, TMZ and Studio Ramsay Global.

Television reported quarterly segment EBITDA of $226 million, an increase of $78 million or 53% from the prior year quarter, primarily due to the revenue increases noted above. Expenses were unchanged from the prior year quarter as the increased digital investment at TUBI was offset by the timing of programming rights amortization at FOX Entertainment.

Twelve Months Ended June 30, 2022

Television reported full year segment revenues of $7.69 billion, an increase of $637 million or 9% from the prior year. Advertising revenues increased $346 million or 8%, primarily due to higher pricing and the return of a full schedule of live events at FOX Sports following the disruptions caused by COVID-19 in the prior year and continued growth at TUBI, partially offset by lower political advertising revenues at the FOX Television Stations. Affiliate fee revenues increased $233 million or 10%, driven by higher average rates at the Company’s owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $58 million or 11%, primarily due to the impact of the consolidation of MarVista Entertainment, TMZ and Studio Ramsay Global.

Television reported full year segment EBITDA of $347 million, as compared to $555 million in the prior year, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects higher sports and entertainment programming rights amortization at the FOX Network following the disruptions caused by COVID-19 in the prior year and increased digital investment at TUBI.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

DIVIDEND

The Company’s Board of Directors has authorized an increase in the Company’s semi-annual dividend and has declared a dividend of $0.25 per Class A and Class B share. This dividend is payable on September 28, 2022 with a record date for determining dividend entitlements of August 31, 2022.

SHARE REPURCHASE PROGRAM

The Company has authorized a $4 billion stock repurchase program. To date, the Company has repurchased $1.9 billion of its Class A common stock and $784 million of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

	$ Millions, except per share amounts
Revenues	$3,033	$2,890	$13,974	$12,909
Operating expenses	(1,715)	(1,638)	(9,117)	(8,037)
Selling, general and administrative	(552)	(540)	(1,920)	(1,807)
Depreciation and amortization	(99)	(84)	(363)	(300)
Impairment and restructuring charges	—	—	—	(35)
Interest expense, net	(86)	(98)	(371)	(391)
Other, net[4]	(134)	(173)	(509)	579

Income before income tax expense	447	357	1,694	2,918
Income tax expense	(139)	(85)	(461)	(717)

Net income	308	272	1,233	2,201

Less: Net income attributable to noncontrolling interests	(2)	(19)	(28)	(51)

Net income attributable to Fox Corporation stockholders	$306	$253	$1,205	$2,150

Weighted average shares:	560	586	570	595
Net income attributable to Fox Corporation stockholders per share:	$0.55	$0.43	$2.11	$3.61

[4]	Other, net presented above includes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2021

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$5,200	$5,886
Receivables, net	2,128	2,029
Inventories, net	791	729
Other	162	105

Total current assets	8,281	8,749

Non-current assets:
Property, plant and equipment, net	1,682	1,708
Intangible assets, net	3,157	3,154
Goodwill	3,554	3,435
Deferred tax assets	3,440	3,822
Other non-current assets	2,071	2,058

Total assets	$22,185	$22,926

Liabilities and Equity:
Current liabilities:
Borrowings	$—	$749
Accounts payable, accrued expenses and other current liabilities	2,296	2,253

Total current liabilities	2,296	3,002

Non-current liabilities:
Borrowings	7,206	7,202
Other liabilities	1,120	1,336
Redeemable noncontrolling interests	188	261
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,098	9,453
Retained earnings	2,461	1,982
Accumulated other comprehensive loss	(226)	(318)

Total Fox Corporation stockholders’ equity	11,339	11,123
Noncontrolling interests	36	2

Total equity	11,375	11,125

Total liabilities and equity	$22,185	$22,926

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2022	2021

	$ Millions
Operating Activities:
Net income	$1,233	$2,201
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	363	300
Amortization of cable distribution investments	18	22
Impairment and restructuring charges	—	35
Equity-based compensation	102	147
Other, net	509	(579)
Deferred income taxes	342	534
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(79)	(269)
Inventories net of programming payable	(301)	190
Accounts payable and accrued expenses	(54)	282
Other changes, net	(249)	(224)

Net cash provided by operating activities	1,884	2,639

Investing Activities:
Property, plant and equipment	(307)	(484)
Acquisitions, net of cash acquired	(243)	(51)
Proceeds from dispositions, net	83	93
Purchase of investments	(28)	(86)
Other investing activities, net	(18)	—

Net cash used in investing activities	(513)	(528)

Financing Activities:
Repayment of borrowings	(750)	—
Repurchase of shares	(1,000)	(1,001)
Non-operating cash flows from The Walt Disney Company	—	112
Settlement of Divestiture Tax Prepayment	—	462
Dividends paid and distributions	(307)	(330)
Purchase of subsidiary noncontrolling interest	—	(67)
Sale of subsidiary noncontrolling interest	25	—
Other financing activities, net	(25)	(46)

Net cash used in financing activities	(2,057)	(870)

Net (decrease) increase in cash and cash equivalents	(686)	1,241
Cash and cash equivalents, beginning of year	5,886	4,645

Cash and cash equivalents, end of period	$5,200	$5,886

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2022 and 2021:

	Three Months Ended
	June 30, 2022		June 30, 2021
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$308		$272
Less: Net income attributable to noncontrolling interests	(2)		(19)

Net income attributable to Fox Corporation stockholders	$306	$0.55	$253	0.43
Other, net[5]	135	0.24	173	0.30
Tax provision	(28)	(0.05)	(45)	(0.08)

As adjusted	$413	$0.74	$381	0.65

[5]	Other, net presented above excludes Equity earnings of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2022 and 2021:

	Twelve Months Ended
	June 30, 2022		June 30, 2021
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$1,233		$2,201
Less: Net income attributable to noncontrolling interests	(28)		(51)

Net income attributable to Fox Corporation stockholders	$1,205	$2.11	$2,150	$3.61
Impairment and restructuring charges	—	—	35	0.06
Other, net[6]	513	0.90	(586)	(0.98)
Tax provision	(127)	(0.22)	114	0.19

As adjusted	$1,591	$2.79	$1,713	$2.88

[6]	Other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2022

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and twelve months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021

	$ Millions
Net Income	$308	$272	$1,233	$2,201
Add:
Amortization of cable distribution investments	4	5	18	22
Depreciation and amortization	99	84	363	300
Impairment and restructuring charges	—	—	—	35
Interest expense, net	86	98	371	391
Other, net	134	173	509	(579)
Income tax expense	139	85	461	717

Adjusted EBITDA	$770	$717	$2,955	$3,087